Exhibit 99.1

DIGITAL BRANDS GROUP ANNOUNCES SIGNIFICANT CORPORATE TRANSACTIONS

- Company Completes Acquisition of Elevated Basics Brand Stateside

- Company Raises $5.0 Million Through a Convertible Note to Fund Stateside Acquisition

- Company Enters Into $17.5 Million Equity Line of Credit to Further Fund Working Capital Needs

Austin-—Digital Brands Group, Inc. (“DBG” or the “Company”) (NASDAQ: DBGI), a digitally first portfolio company, today announced a series of significant corporate transactions.

Stateside Acquisition

The Company announced that it has completed its previously announced acquisition of Stateside, a privately-owned elevated basics brand, for an aggregate base purchase price of $10,000,000. As a result of the transaction, Stateside  has become a wholly owned subsidiary of the Company. The purchase price was evenly split between $5,000,000 million in common stock based on the 30-trading day period volume-weighted average of the closing of the Company’s share price, and $5,000,000 in cash.

“Stateside is expected to be accretive to DBG’s revenue and earnings per share in both the third quarter and fiscal year of 2021. Additionally, we believe the Stateside brand will drive meaningful near and long-term shareholder value,” said Hil Davis, DBG’s Chief Executive Officer.

Davis continued, “The acquisition of the Stateside brand accelerates and validates Digital Brands Group’s recent IPO and our vision and strategy to grow our brand portfolio, revenue and cash flow through acquisitions.

As we discussed in our S-1, we expect to continue to grow through acquisitions and expect to continue to acquire companies this year, most of which will require GAAP PCAOB audits. These audits take time, which results in a delayed acquisition timeframe weighted toward the back three to four months of 2021. We believe the Stateside acquisition shows we are and will continue to deliver on our acquisition promise.”

Convertible Note

The Company announced that is has raised gross proceeds of $5,000,000 through the issuance of a senior secure convertible promissory note (the “Note”) to Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis Capital”). The proceeds were used to fund the Stateside acquisition mentioned above.

The Note, in the principal amount of $5,265,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The Note is convertible at the option of Oasis Capital into shares of the Company’s Common Stock at a conversion price (the “Conversion Price”) which is the lesser of (i) $3.601, and (ii) 90% of the average of the two lowest VWAPs during the five consecutive trading day period preceding the delivery of the notice of conversion. Oasis is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Conversion Price set forth in any conversion notice is less than $3.00 per share, the Company, at its sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of its Common Stock.

Equity Line of Credit

The Company announced that it has entered into an equity purchase agreement with Oasis Capital. Under the purchase agreement, the Company has the right to sell up to $17.5 million of its Common Stock to Oasis Capital over a 24-month period, upon satisfaction of the conditions in the equity purchase agreement including the effectiveness of a resale registration statement which the Company will file on or before December 31, 2021. The Company will control the timing and amount of any sales to Oasis Capital, and Oasis Capital is obligated to make purchases in accordance with the equity purchase agreement. The equity purchase agreement allows the Company to fund its needs in a more expedient and cost-effective manner.

Mr. Davis stated, “With this equity line established, the financial road ahead for Digital Brands has truly begun to smooth out. This equity line alleviates the immediate need to go to the capital markets for operational financing although we expect to further access the capital markets to fund future acquisitions.”

The offer and sale of the securities by the Company in the above transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered or qualified under any state securities laws, and therefore may not be offered or sold absent registration under the Securities Act or an applicable exemption from such registration requirements, and registration or qualification and under applicable state securities or “Blue Sky” laws or an applicable exemption from such registration or qualification requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to the acquisition of Stateside, DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; DBG’s ability to implement its business strategy; DBG’s ability to execute and integrate acquisitions; and DBG's indebtedness and its ability to obtain financing on favorable terms, if needed. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

About Stateside

Stateside is a collection of elevated American basics influenced by the evolution of the classic T-Shirt. All garments are designed and produced in Los Angeles from the finest fabrics. All knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles. Stateside invested in quality and the local communities.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co